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                                                                   EXHIBIT 10.42
                                                                  EXECUTION COPY

                              SETTLEMENT AGREEMENT

This Settlement Agreement (this "AGREEMENT") is entered into as of November 24 1999 (the "EFFECTIVE DATE"), by and among EPS Solutions Corporation ("EPS"), Enterprise Profit Solutions Corporation (formerly ProfitSource Corporation) (the "COMPANY" and collectively with EPS, the "EPS PARTIES"), and Christopher P. Massey ("MASSEY") Erik Watts ("WATTS" and collectively with Massey, the "EMPLOYEES"), 1758 Primary Properties, Limited Partnership ("1758 PROPERTIES"), 1910 Properties, Ltd. ("1910 PROPERTIES"), and IM Comet LLC ("IM COMET" and, collectively with Massey, Watts, 1758 Properties and 1910 Properties, the "EMPLOYEE PARTIES"). For purposes of this Agreement, an "AFFILIATE" of any entity is any entity controlling, controlled by, or under common control with such entity and an "Affiliate" of any person is any relative of such person or any entity controlled by or under common control with such person or any trust of which such person or such person's Affiliate is a trustee or beneficiary.

      A. Pursuant to employment agreements each dated as of August 28, 1998, and superseded by employment agreements each dated as of December 14, 1998 (the "EMPLOYMENT AGREEMENTS"), each of the Employees was employed by the Company beginning in August 1998.

      B. EPS entered into Subscription Agreements, each dated as of August 28, 1998, with each of Watts, 1758 Properties, 1910 Properties and the Massey Family Trust U/D/T (the "MASSEY TRUST") of which Massey is a Co-Trustee (collectively, the "SUBSCRIPTION AGREEMENTS") pursuant to which such parties purchased the number of shares of Series B Common Stock of EPS set forth opposite his or its name on Schedule A under the column heading "Total Subscription Shares" (collectively the "TOTAL SUBSCRIPTION SHARES"). Each of the Employees or his Affiliates then gifted directly or indirectly to family members and friends the number of his or its Total Subscription Shares listed opposite his or its name on Schedule A under the column heading "Gifted Shares" and as detailed separately on Schedule A (collectively, the "GIFTED SHARES"). After transferring the Gifted Shares and certain other transfers, each Employee and his Affiliates was left with the number of subscription shares set forth opposite his or its name on Schedule A under the column heading "Net Subscription Shares" (collectively the "NET SUBSCRIPTION SHARES").

      C. Pursuant to each Employee's terms of employment, EPS entered into Restricted Stock Purchase Agreements, each dated as of August 28, 1998, and each amended as of December 14, 1998 (the "RESTRICTED STOCK PURCHASE AGREEMENTS"), with each of the Employee Parties pursuant to which each Employee Party purchased the number of shares of restricted Series B Common Stock of EPS set forth opposite his or its name on Schedule A under the heading "August Employment Shares" on August 28, 1998 (the "AUGUST EMPLOYMENT SHARES") and the number of shares of Series B Common Stock of EPS set forth opposite his or its name on Schedule A under the heading "December Employment Shares" on December 14, 1998 (the "DECEMBER EMPLOYMENT SHARES" and collectively with the August Employment


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Shares, the "EMPLOYMENT SHARES"). The Employment Shares were to vest upon the satisfaction of certain conditions set forth in each Employee's Restricted Stock Purchase Agreement.

      D. In connection with the purchase of the Total Subscription Shares and the August Employment Shares, each of the Employees paid cash for such shares in the amount of $.02 per share. In connection with the purchase of the December Employment Shares, each of the Employees paid cash for such shares in the amount of $.001 per share and entered into a Promissory Note, each dated as of December 14, 1998 in the principal amount of $1.199 per share purchased thereby (each a "NOTE"). In connection with the purchase of the Total Subscription Shares, the Employment Shares and the Transaction Shares (as defined below), each of the Employees and their Affiliates purchasing shares entered into Stockholder Agreements, each dated as of August 28, 1998 and/or December 14, 1998, respectively (collectively, the "STOCKHOLDER AGREEMENTS") providing for certain restrictions as to voting, transfer and other disposition of the Shares.

      E. In connection with the sale of certain businesses to EPS by the Employee Parties pursuant to those certain securities purchase agreements described on Schedule A (the "TRANSACTION AGREEMENTS"), each of the Employee Parties received the number of shares of unrestricted Series A Common Stock (the "TRANSACTION SHARES" and together with the Subscription Shares and the Employment Shares, the "SHARES") set forth opposite his or its name on Schedule A under the heading "Transaction Shares."

      F. After consultation with the EPS Parties' investment bankers and lenders and the managers of several of the Company's business units, the parties desire to return to EPS certain shares previously issued to the Employee Parties, reduce indebtedness of EPS to the Employee Parties, rescind EPS's purchase of National Health Care Recovery Services, LLC ("NHRS"), transfer certain healthcare-business and other assets from the Company to the Employee Parties, and effect a transition of management responsibility for the Company and its Affiliates and an amicable termination of the Employee Parties' employment, directorships, and officerships with the EPS Parties and their Affiliates, all as provided by this Agreement, all of which are expected to benefit EPS and its stockholders in the manner described on Schedule A under the heading "Transaction Impact."

      G. The Employee Parties remain enthusiastic about the pending contracts and future profit potential of NHRS and the businesses to be acquired by the Employee Parties or their Affiliates as contemplated by this Agreement and thus have determined that it is in their best interests to enter into the transactions contemplated by this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. TERMINATION OF EMPLOYMENT. The employment of each of the Employees with the Company and its Affiliates terminates as of the date hereof. Each Employee acknowledges that he has received all compensation, including without limitation salary, bonuses and contributions to plans, due to him for his work through the date hereof. Each Employee



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acknowledges that he has used all personal time off, which includes vacation, that accrued through the date hereof and that he therefore is not entitled to any payment in respect of vacation or other personal time off. Simultaneously with his execution and delivery of this Agreement, each Employee is submitting a formal letter of resignation in the form of Exhibit 1 attached hereto effecting such Employee's resignation from the board of directors and all offices of the Company, EPS and their Affiliates as of the date hereof.

      2.    EMPLOYEE PARTIES' SHARES.

            2.1   Repurchase.

            (a) In consideration, and subject to the terms and conditions, of this Agreement, (i) each of the Employee Parties hereby is selling, and EPS hereby is repurchasing, all of the Employment Shares of each Employee; and (ii) each Employee Party hereby is selling, and EPS hereby is repurchasing, the number of Net Subscription Shares set forth next to his or its name on Schedule A under the column heading "Net Subscription Shares Repurchased" (the "REPURCHASED SUBSCRIPTION SHARES" and together with the Employment Shares, the "REPURCHASED SHARES"). After giving effect to the repurchase of Repurchased Shares as of the date hereof, each Employee (together with his donees as listed on Schedule A) will own (directly or indirectly) free of restrictions (other than those imposed under applicable securities laws or under the Stockholder Agreement as modified pursuant to Section 4.13) the number of shares stated on Schedule A under the heading "TOTAL RETAINED SHARES" (the "TOTAL RETAINED SHARES"), which for each Employee consist of (i) his or his Affiliates' Gifted Shares, (ii) his or his Affiliates' Transaction Shares, (iii) his or his Affiliates' remaining Subscription Shares net of gifts, transfers, and repurchase of the Repurchased Subscription Shares, as listed on Schedule A under the column heading "Retained Subscription Shares," and (iv) with respect to Watts, 93,552 shares of EPS common stock issued with respect to his ownership in First Financial Resources, Inc. None of the Shares included in the Total Retained Shares were purchased under, and such shares are not subject to, the Restricted Stock Purchase Agreements. Except as specifically set forth in this Agreement, each Employee Party and the donees of the Employee Parties will continue to have the rights and be subject to the obligations associated with their Retained Shares as set forth in the Subscription Agreement or Transaction Agreement, as the case may be, pursuant to which such shares were purchased, as well as the Stockholder Agreements as modified pursuant to Section 4.13.

            (b)(i) As consideration for the repurchase of the December Employment Shares, EPS shall cancel all outstanding Notes, thereby relieving the Employee Parties of all obligations under the Notes, including the obligations to pay the principal amount of and all accrued interest on the Notes. Concurrently with the execution of this Agreement, EPS is delivering to each Employee Party who executed a Note the original executed copy of the Note marked "canceled."

            (ii) As consideration for the repurchase of the Repurchased Shares other than the December Employment Shares, EPS shall pay to the Employee Parties, in cash, concurrently with the execution of this Agreement, an amount equal to $.02 per share ($133,563.04 in the aggregate).



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            2.2   Termination of Rights. Each of the Employee Parties (i)
terminates and releases all rights, title and interest in and to all outstanding securities of EPS, the Company or their Affiliates and any right such party may have had to acquire any securities of EPS or the Company, other than (A) the Total Retained Shares and (B) with respect to IM Comet only, any subordinated notes of EPS outstanding after the consummation of the transactions contemplated herein and in the documents delivered pursuant to this Agreement (collectively, the "SEPARATION DOCUMENTS"); and (ii) acknowledges that such party is not entitled to any securities of EPS or the Company or any of their Affiliates or interest therein other than such party's Total Retained Shares.

            2.3 Designated Employee Shares. The Total Retained Shares include 108,000 shares (the "DESIGNATED EMPLOYEE SHARES") that the Employee Parties have agreed to use for purposes of compensation to employees of their business (including businesses they may acquire after the date hereof), other than themselves. Any portion of the Designated Employee Shares that have not, as of March 25, 2000, been transferred by the Employee Parties to employees in connection with their employment in businesses owned by the Employee Parties may be repurchased by EPS in its discretion at any time until May 31, 2000. The repurchase price payable by EPS will be $.02 per share and will be payable by offset reduction of amounts payable by the Employee Parties pursuant to this Agreement or any other Separation Document.

      3.    TRANSFER OF ASSETS.

            3.1 Sale of Assets. Concurrently with the execution and delivery of this Agreement, EPS, the Company, the Employees, and the Employees' designee (the "DESIGNEE") will enter into an Asset Purchase Agreement in the form attached hereto as Exhibit 2 (the "ASSET PURCHASE AGREEMENT") pursuant to which EPS and the Company will convey, transfer, assign, sell and deliver to the Designee all of EPS's and the Company's right, title and interest in and to (i) the assets of National Recovery Services, LLC ("NRS"), (ii) the assets acquired by EPS from Oxxford Group, Inc., ("OGI") and used primarily in OGI's health care claims payment audit and recovery business, (iii) the assets acquired by EPS from Medco Review, Inc. ("MEDCO"), and (iv) certain additional assets, and the Designee will assume certain specified liabilities associated with the transferred assets.

            3.2 Rescission of National Healthcare Recovery Services Transaction. Concurrently with the execution and delivery of this Agreement, EPS, the Company, NHRS and IM Comet will enter into a Rescission Agreement in the form attached hereto as Exhibit 3 (the "RESCISSION AGREEMENT") providing for the rescission as to IM Comet (the "RESCISSION") of that certain Securities Purchase Agreement, dated as of March 1, 1999 (the "NHRS PURCHASE AGREEMENT"), by and among EPS, the Company, NHRS, IM Comet, Dennis Nystrom ("NYSTROM") and Debra Law ("LAW") and the transactions contemplated thereby.

            3.3   Employee Releases.

            (a) Following the date of this Agreement, the Employee Parties will use reasonable commercial efforts to secure from each of the persons among those listed on Schedule B who would, but for such release, be entitled to receive vested shares of common stock of EPS, and from Nystrom and Law, if they have not already executed and delivered a



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Severance Agreement substantially in the form of Exhibit 4 (collectively, the
"ADDITIONAL EMPLOYEES"), an Employee General Release substantially in the form of Exhibit 5 (or Exhibit 4 for Nystrom and Law) (the "ADDITIONAL RELEASE"), with appropriate modifications and reflecting the vesting, if any, described on Schedule C of shares of Common Stock of EPS. The determination as to whether to seek releases substantially in the form of Exhibit 5 (the "NON-VESTING EMPLOYEE RELEASES") from those employees listed on Schedule B who are not Additional Employees (the "NON-VESTING EMPLOYEES") shall be in the reasonable discretion of the Employee Parties. Each of the Employee Parties acknowledges that employees of NHRS are not being terminated but that as a result of the Rescission Agreement, none of the employees of NHRS shall be entitled to vest in any shares of common stock of EPS other than as reflected on Schedule C.

            (b) In the event that the Employee Parties do not obtain an Additional Release from an Additional Employee, IM Comet shall return to EPS for cancellation without further consideration a number of shares of common stock of EPS equal to the number of shares, if any, that such Additional Employee is or becomes entitled to receive in excess of the number of shares earned by that Additional Employee as of the date hereof under the terms of the agreement under which he or she acquired the subject shares. Additionally, IM Comet agrees that it will, and it will cause its successors and assigns to, indemnify, defend and hold harmless the EPS Parties, their Affiliates, the successors and assigns of the EPS Parties and their Affiliates, and the employees, officers, and directors of any of them (collectively, the "INDEMNITEES") from and against all claims, liabilities, damages, and costs (including without limitation attorneys' fees and costs) incurred by any Indemnitee in excess of those for which any Indemnitee would have been ultimately liable if such Additional Employee had executed the Additional Release. In the event EPS does not obtain the Bank Release (as defined in the Rescission Agreement), the provisions of this Section 3.3(b) shall not apply with respect to any Additional Employee (other than Nystrom and Law) who is not or does not become an employee of one of the Employee Parties or any of their respective Affiliates on or after the date hereof.

            (c) In the event that the Employee Parties do not obtain a Non-vesting Employee Release from any Non-vesting Employee, IM Comet will, and will cause its successors and assigns to, indemnify, defend and hold harmless the Indemnitees from and against all claims, liabilities, damages, and costs (including without limitation attorneys' fees and costs) incurred by any Indemnitee in excess of those for which any Indemnitee would have been ultimately liable if such Non-vesting Employee had executed the Non-vesting Employee Release. In the event EPS does not obtain the Bank Release, the provisions of this Section 3.3(c) shall not apply with respect to any Non-vesting Employee who is not or does not become an employee of one of the Employee Parties or any of their respective Affiliates on or after the date hereof.

            (d) In addition to the foregoing, concurrently herewith or immediately after the execution of this Agreement, the Employee Parties will use reasonable commercial efforts to secure from Moses Cheung an Employee Release substantially in the form attached hereto as Exhibit 5A (the "CHEUNG RELEASE"). In the event that the Employee Parties do not obtain the Cheung Release prior to the Closing Date as defined in the Asset Purchase Agreement, EPS shall repurchase and the Employee Parties shall sell (for $.02 per share in cash), on the Closing Date,



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229,109 of the Total Retained Shares. If the Cheung Release is obtained after the EPS repurchase described in the preceding sentence, that EPS repurchase will be rescinded.

            (e) Nothing contained herein shall limit in any way the right of EPS to enter into a release in substantially the form of Exhibit 4 hereto with Nystrom and Law.

            3.4 Further Assurances. Upon the reasonable request of a party or parties hereto at any time after the date of this Agreement, the other party or parties shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or parties or its or their counsel may reasonably request in order to effectuate the transactions contemplated by this
Article 3 or the Separation Documents, or otherwise to effectuate the purposes of this Agreement or the Separation Documents.

            3.5 Representations. The Employee Parties represent and warrant to the EPS Parties that they have not, (a) except for actions in the ordinary course, consistent with past practice and reasonably believed to be in the best interest of the EPS Parties, since October 6, 1999, taken any actions that would bind any of the EPS Parties or their Affiliates to any legal or contractual commitments or obligations that have not been fully performed or fulfilled; or
(b) at any time after the closing of the EPS consolidation on December 14, 1998 taken any actions that would bind any of the EPS Parties or their Affiliates to any legal or contractual commitments or obligations to the Employee Parties or any of their Affiliates (including without limitation Integrated Financial Solutions).

      4.    CERTAIN AGREEMENTS.

            4.1 Payments. If the Employee Parties are not in material breach of their respective obligations set forth herein and in the Separation Documents (which breach is not cured within 15 days after receipt by the Employee Parties of written notice from EPS demanding cure), each of the Employees will receive separation pay of $62,500 less gross payroll disbursements for the period from November 1, 1999 through the date hereof (subject to appropriate income tax withholding) (the "SEPARATION PAYMENT"). This Separation Payment will be paid in accordance with the Company's regular schedule until the total is paid in full.



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            4.2   Approval by Disinterested Directors.

            (a) Concurrently with the execution and delivery of this Agreement, the Employees have executed the forms of written consent attached hereto as Exhibit 6 appointing Early Price Pritchett III and Michael G. Goldstein to the Board of Directors of EPS and the Board of Directors of the Company to fill two vacancies on each of those Boards of Directors. Messrs. Pritchett and Goldstein (together with David Hoffmann, the "INDEPENDENT DIRECTORS") are signing this Agreement solely for the purpose of making the following representations to the Employee Parties:

            (i) the Independent Directors have consulted with legal counsel concerning their fiduciary duties with respect to the transactions contemplated by this Agreement and the provisions of Section 144 of the Delaware General Corporation Law (the "DGCL");

            (ii) all of the Independent Directors have in good faith authorized this Agreement and the consummation of the transactions contemplated by this Agreement; and

            (iii) None of the Independent Directors is receiving any personal benefit from the transactions contemplated by this Agreement, other than benefits that accrue to EPS Stockholders in general and any compensation or other benefits accruing as a result of service on the boards of directors of EPS and the Company.

            (b) David Hoffmann, as a director, also makes to the Employee Parties the representations listed in items (i), (ii) and (iii) above, and, in his individual capacity, also represents and warrants to the Employee Parties and the EPS Parties that the acquisition of the business of DHR International, Inc. by EPS has been completed.

            4.3 Reimbursement. EPS acknowledges that Massey and Watts advanced funds on behalf of EPS ($100,000 for Massey and $100,000 for Watts) to finance the payment to Deloitte & Touche LLP ("D&T") of interest accrued under subordinated promissory notes payable by EPS to D&T (the "D&T NOTES"), even though such payment was not due and payable under the terms of the D&T Notes at the time it was paid. EPS will repay such advances to Massey and Watts at the time and on the terms that the interest payment financed with the Massey and Watts advances would otherwise have become payable pursuant to the D&T Notes, including interest accrued thereon at the rate of 10% per annum from the date of the advance through the date of repayment.

            4.4 Compliance. Except as otherwise specifically provided in this Agreement, each Employee will comply with the Confidential Information and Employee Invention Agreement he entered into in connection with his employment with the Company (except to the extent applicable to information relating to NHRS in the event the "Assignment Date" occurs under the Rescission Agreement, and to information relating to NRS, OGI and Medco in the event the "Closing Date" occurs under the Asset Purchase Agreement), as well as his obligations under his Subscription Agreements, Transaction Agreements, and Restricted Stock Purchase Agreements (as modified by this Agreement ) that are not Released Matters under Article 5, and each Employee Party will comply with the Stockholder Agreement (subject to Section 4.13) he or it entered into in connection with his ownership of the Total Shares. However,



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notwithstanding the foregoing, subject to the provisions of Sections 4.6 and
4.12(b) hereof, in the conduct of the Business, neither the Employee Parties nor any of their Affiliates shall be bound by any covenants not to compete, confidentiality agreements or non-solicitation agreements contained in any agreement to which any EPS Party or any Affiliate of any EPS Party is a party, but this provision will not affect covenants not to compete, confidentiality agreements or non-solicitation agreements that would be applicable to activities outside the scope (other than geographic scope) of the Business as conducted as of the date hereof. For the purposes of the foregoing sentence, the term "Business" shall mean the Business as defined in the Rescission Agreement and the Medco Business, the NRS Business and the OGI Healthcare Business as those terms are defined in the Asset Purchase Agreement, and the resale of long-distance telephone service, and corporate travel and supplies procurement services.

            4.5   Corporate Governance.

            (a) Each of the Employees hereby acknowledges that immediately prior to the execution and delivery of this Agreement, he executed the forms of written board and stockholder consents attached hereto as Exhibits 7 and 8, approving as board members, and voting all proxies held by the Employees pursuant to those certain Voting Agreements and Irrevocable Proxies between each of the Employees and other stockholders of EPS (the "STOCKHOLDER VOTING AGREEMENTS") in favor of, the adoption and filing of the Amended and Restated Certificate of Incorporation attached to Exhibits 7 and 8.

            (b) Concurrently with the execution of this Agreement, each of the Employees has terminated all of the Stockholder Voting Agreements by executing and delivering the Termination Agreement in the form attached hereto as Exhibit 9.

            4.6   Conduct.

            (a) No Employee Party shall, or shall permit his or its Affiliates to, (i) act or purport to act on behalf of any of the EPS Parties or any of their Affiliates, or (ii) represent himself or itself as an employee, officer, director, agent, or representative of, or as being otherwise affiliated (other than as may be specifically permitted by any written agreement referred to in
Section 4.10, or any other written agreement between any Employee Party and any EPS Party including any participating consultant agreement) with, any EPS Party in any capacity other than as a stockholder of EPS.

            (b) No Employee Party shall, or shall permit his or its Affiliates to, use as a company or trade name or any "dba" name or otherwise in commerce "EPS" or "EPS Solutions" or "Enterprise Profit Solutions" or "ProfitSource" or any other trade name of any EPS Party or its subsidiaries previously used or currently in use, or any name confusingly similar with any of such names. Without limiting the foregoing, no Employee Party shall, or shall permit his or its Affiliates to, use any name that (i) includes more than one of the following three words: Enterprise, Profit, Solutions; (ii) includes the word "solutions" preceded by any sequence of letters; or (iii) includes any sequence of letters including "EP" or "PS." The EPS Parties will not object to any use by the Employee Parties or their Affiliates of, and the EPS Parties hereby convey to IM Comet all right, title and interest in, the names "Integrated Healthcare Solutions," "IHS," "Integrated Financial Solutions," "IFS" and "Integrated Procurement Solutions."



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            (c)   Until the third anniversary of the Effective Date, the
Employee Parties will not, and will cause the Designee, their Affiliates and the employees of each of them not to, (i) solicit for employment or retention any person who is at the time of solicitation an employee of any of the EPS Parties or any of their Affiliates (other than NHRS employees and persons listed on Schedule B); or (ii) tortiously interfere with any relationship between any EPS Party or an Affiliate of an EPS Party and any of its clients that was a client or targeted client with whom EPS or any of its Affiliates were engaged in substantive negotiations regarding the provision of services on the Effective Date.

            (d) Until the third anniversary of the Effective Date, the EPS Parties will not, and will cause their Affiliates and the employees of each of them not to, (i) solicit for employment or retention any person who is at the time of solicitation an employee of any of the Employee Parties or any of their Affiliates; or (ii) tortiously interfere with any relationship between any Employee Party or an Affiliate of an Employee Party and any of its clients that was a client or targeted client as of the Effective Date.

            (e) Until the earlier of the completion of an underwritten initial public offering of EPS common stock (the "IPO") or the third anniversary of the Effective Date, if any of the Employee Parties or any of their Affiliates (including without limitation the Designee) directly or indirectly, provides, or owns an interest in any entity (other than an EPS Party and other than an interest of 1% or less of a publicly traded entity) that provides, services in the areas of executive search, relocation or performance learning/corporate training, the EPS Parties may refuse to include in the IPO registration statement any common stock owned by the Employee Parties or any of their Affiliates, notwithstanding any agreements to the contrary.

            4.7 Indemnity. Each of EPS and the Company agree to keep in full force and effect and abide by the terms of those certain indemnification agreements between EPS and each of the Employees and the Company and each of the Employees, each dated as of July 1, 1999, as well as the indemnification provisions of the Certificate of Incorporation and bylaws of EPS and the Certificate of Incorporation and bylaws of the Company.

            4.8 Office Space. The Employee Parties may use the office space of the Company specified on Schedule D in exchange for the payment specified on Schedule D. This payment will be paid by including such amount in the note payable by IM Comet to EPS pursuant to the Asset Purchase Agreement. The Employee Parties shall, and shall cause their Affiliates to, vacate all of the Company's premises by January 31, 2000.

            4.9 Insurance. For a period of six years from the Effective Date, the EPS Parties shall use their best efforts (subject to prevailing insurance market conditions and availability to the EPS Parties of coverage as contemplated hereby on commercially reasonable terms) to maintain directors' and officers' liability insurance covering the Employees and containing coverage and terms and conditions that are within the scope of and in all material respects no less advantageous than the coverage provided by the directors' and officers' liability insurance in effect as of the Effective Date. The EPS Parties shall notify the Employees promptly as soon as the EPS Parties have reason to believe that the Employees will cease to be



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covered, and will notify the Employees promptly in the event the Employees have ceased to be covered, by the foregoing insurance.

            4.10 Alliance Agreement. The Company and each of the Employee Parties agree to negotiate in good faith towards the execution and delivery, within 30 days of the Effective Date or as soon thereafter as is practicable, of a non-exclusive alliance agreement or similar arrangement between the parties providing for fees to be paid in connection with the referral after the Effective Date of services by each of the parties, provided, however, that after the Effective Date the Employee Parties will not be required to refer business to the EPS Parties or accept business referrals from the EPS Parties, and the EPS Parties will not be required to refer business to the Employee Parties or accept business referrals from the Employee Parties. If no such agreement has been reached within 60 days of the Effective Date, the parties will have no further obligation to negotiate such an agreement.

            4.11 Implementation. Implementation and administration of this Agreement shall be effected, to the extent possible, through interaction between Massey on behalf of the Employee Parties and David Hoffmann (or his successor as CEO of EPS) on behalf of the EPS Parties.

            4.12  Certain Acquisitions.

            (a) The EPS Parties, following consultation with their financial advisors, have determined not to pursue the acquisition of Hi Mark Software, Integrated Financial Solutions, AFMS or Jim Durkin & Associates, Inc. and affiliated companies and the EPS Parties hereby consent to the acquisition of any or all of those entities or their assets or businesses by the Employee Parties or any designee or designees of the Employee Parties.

            (b) Except for the companies listed in Section 4.12(a), prior to June 30, 2000, the Employee Parties will not, and will not permit their Affiliates to, (i) acquire or invest in any party that was under consideration as an acquisition or strategic investment candidate by any EPS Party or any Affiliate of an EPS Party before the Effective Date, or (ii) enter into any relationship (except for client specific and task specific engagements) with JBA Consulting, Schmidt-Long Associates, IAML, Neumann, Forward Mobility, or The Meehan Group. In the event that EPS discontinues its negotiations with JBA Consulting, Inc., EPS will promptly notify the Employee Parties and the Employee Parties shall thereafter have the right to acquire JBA Consulting, Inc.

            4.13  Stockholder Agreements.

            (a) If any of the Employee Parties desires to sell or gift any shares of Common Stock of EPS and provides to EPS the notice required under the Stockholder Agreement, EPS will waive its right under the Stockholder Agreement to purchase the shares proposed to be sold or gifted, if (i) after giving effect to the sale or gift, the Employee Parties continue to own beneficially at least 3,400,000 shares of Common Stock of EPS in the aggregate, less any shares sold or transferred upon foreclosure of a Permitted Pledge (as defined in Section 4.13(b) below); (ii) if the sale of the shares is not covered by an effective registration statement under the Securities Act of 1933 (the "Act"), EPS receives an opinion of counsel to the transferor of the shares in form and substance reasonably acceptable to EPS regarding compliance with the Act or the applicability to the transfer of an exemption thereunder; (iii) the proposed transferee of the shares is not, prior to the transfer, a holder of EPS shares and is not a direct competitor of EPS or any of its Affiliates; (iv) the transferee agrees in writing, in form reasonably satisfactory to EPS, to be subject to the Stockholder Agreement and any lock-up or standstill provisions applicable to the shares in the hands of the Employee Parties and makes investor representations substantially similar to the investor representations set forth in the agreement pursuant to which the shares were acquired; and (v) the transferee receives no registration rights in connection with the shares transferred, other than registration rights that are no greater than the registration rights applicable to the shares in the hands of the Employee Parties that do not result in an increase in the total number of shares originally held by the Employee Parties or their Affiliates that may be included in any registration.

            (b) If any of the Employee Parties desires to pledge or otherwise grant a security interest in or a lien upon any shares of Common Stock of EPS and provides to EPS notice in accordance with the terms of the Stockholder Agreement, EPS will waive its right under the Stockholder Agreement to purchase the shares proposed to be pledged (including the right to purchase the shares upon a foreclosure of the pledge and the sale of the shares in connection with such foreclosure), if such pledge is made (i) to EPS or (ii) to secure loans made by financial institutions for the purpose of funding the operations, including acquisitions, of the businesses transferred to the Designee pursuant to the provisions of Article 3 of this Agreement. Notwithstanding the provisions of this Section 4.13(b), until such time as the promissory notes listed on Schedule E (the "TRANSACTION NOTES") have been paid in full, at least 2,000,000 shares of EPS Common Stock beneficially owned by the Employee Parties shall be pledged to EPS on a first priority basis (which pledged shares shall be released on a pro rata basis with partial payments of the Transaction Notes in the event the Transaction Notes are not fully paid off by offset in one lump sum in accordance with their terms due to the refusal of EPS's lenders to allow the offset).

            (c) The Employee Parties shall jointly and severally indemnify, defend and hold harmless the Company Released Parties (as defined in Section 5) from and against all claims, liabilities, damages, and other costs and expenses (including without limitation reasonable attorneys' fees and costs) arising as a result of or in connection with the transfer by any Employee Party of any Common Stock of EPS as contemplated by this Section 4.13, or any representations, warranties, covenants and/or promises made by any Employee Party to the transferee of any Common Stock of EPS transferred by any Employee Party. However, notwithstanding the foregoing, the Employee parties will not be obligated to provide indemnity pursuant to this Section 4.13 to the extent that any subject claims, liabilities, damages, and other costs and expenses arise as a result of misrepresentations or breaches of law, regulation or contract by EPS. Except as specifically provided for above, this Section 4.13 does not constitute a waiver by EPS of, and will not obligate EPS to waive, the rights of EPS to purchase shares pursuant to the Stockholder Agreement or any other written agreement.

            4.14 IFS. No EPS Party owns any capital stock in Integrated Financial Solutions ("IFS"), and the EPS Parties hereby quitclaim to the Employee Parties any rights the EPS Parties may have to any equity interests in IFS.

            4.15 Offset.(a) Each EPS Party may (i) satisfy any payment obligations to any Employee Party by offset reduction of any amount that any EPS Party or any Affiliate of any EPS Party is entitled to receive from any Employee Party or any Affiliate of any Employee Party; or (ii) receive payment of any obligation payable by any Employee Party by offset reduction of any amount that any EPS Party or any Affiliate of any EPS Party is obligated to pay to any Employee Party or any Affiliate of any Employee Party; provided, however, that no offset of the IM Comet Sub Notes (as defined in Section 4.18 below) may occur prior to January 5, 2000. Concurrently with the execution of this Agreement, each of the Employee Parties holding promissory notes previously issued by EPS shall exchange such promissory notes for replacement promissory notes that contain a legend with respect to the offset reduction contained in this Section 4.15(a).

            (b) Each Employee Party may (i) satisfy any payment obligations to any EPS Party by offset reduction of any amount that any Employee Party or any Affiliate of any Employee Party is entitled to receive from any EPS Party or any Affiliate of any EPS Party; or (ii) receive payment of any obligation payable by any EPS Party by offset reduction of any amount that any Employee Party or any Affiliate of any Employee Party is obligated to pay to any EPS Party or any Affiliate of any EPS Party.

            4.16 Issuance of "Arbitrage Shares". Without the approval of a majority of the members of the Board of Directors of EPS other than David Hoffmann, EPS will not enter into any acquisition transaction or any other transaction that would entitle any current or former employee of EPS or of any Affiliate of EPS to receive so-called "arbitrage shares" within the meaning of that term as it has been used by EPS in connection with prior acquisitions, provided that this restriction will not limit receipt or retention by David Ehlen of any shares.

            4.17 EPS Foundation. Massey shall (i) concurrently with the execution of this Agreement, resign from his position as a member of the board of directors of the EPS Solutions Foundation (the "FOUNDATION BOARD") and from all other positions associated with the EPS Solutions Foundation, (ii) within 30 days following the date of execution of this Agreement, cause the other members of the Foundation Board to resign from each of their director positions on the Foundation Board, and (iii) cause the Foundation Board prior to such resignations to appoint Mark Coleman and certain other individuals to the Foundation Board as designated by EPS in a manner consistent with the charter and bylaws of EPS Solutions Foundation, all of which such actions shall be taken pursuant to the form of resolutions attached hereto as Exhibit 10. Massey represents that, as of the date hereof, the EPS Solutions Foundation holds approximately $915,000 in cash (the "FOUNDATION PROPERTY") and that the EPS Solutions Foundation has not made any commitments to gift or otherwise transfer the Foundation Property except for commitments made prior to the date of execution of this Agreement to contribute an aggregate of $414,154 to the organizations and in the respective amounts set forth in Schedule F hereto (the "PRIOR COMMITMENTS"). EPS agrees that (i) it will cause the Foundation to fund the Prior Commitments to the organizations and in the respective amounts set forth in Schedule F hereof, and (ii) it shall not directly or indirectly (through its designees or otherwise) take any action to cause the EPS Solutions Foundation to divert the Foundation Property from charitable or educational works and causes.

            4.18 Right to Make Certain Transfers. (a) Subject to obtaining any necessary bank consents, EPS agrees that IM Comet may, on not less than two business days' notice to EPS, (i) transfer to IM Investments and/or Comet Capital any portion of the Total Retained Shares held by IM Comet and (ii) transfer to IM Investments and/or Comet Capital the $18.276 million principal amount subordinated note payable to IM Comet by EPS (the "IM COMET SUB NOTE") provided that each such transferee delivers to EPS, concurrently with any such transfer, guaranties and stock pledge agreements in substantially the forms entered into by IM Comet in connection with the transactions contemplated hereby and agrees in writing to hold the transferred securities subject to the same restrictions as are applicable to the securities in the hands of the transferor.

                  (b) Subject to obtaining any necessary bank consents, IM Comet hereby consents to the transfer of (i) the Note (as defined in the Asset Purchase Agreement) from the Company to EPS or (ii) a portion of the IM Comet Sub Note in the amount of the Note from EPS to the Company.

      5. RELEASE. Each Employee Party, on behalf of himself or itself and his or its successors and assigns, hereby forever releases, discharges and acquits EPS, the Company, their Affiliates, and their respective members, partners, principals, shareholders, directors, officers, agents, employees, attorneys and representatives, and the successors and assigns of each of them ("COMPANY RELEASED PARTIES"), and each EPS Party, on behalf of itself and its subsidiaries and their respective successors and assigns, hereby forever releases, discharges and acquits each of the Employee Parties and their respective members, partners, principals, shareholders, directors, officers, agents, employees, attorneys and representatives, and the successors and assigns of each of them ("EMPLOYEE RELEASED PARTIES"), from any and all charges, complaints, claims, demands, obligations, promises, agreements, damages, actions, causes of action, suits, rights, costs, losses, debts, expenses (including without limitation attorneys' fees and costs), liabilities, and indebtedness, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated arising from, under or related to (A) the employment of each Employee by the Company or its Affiliates; (B) the termination of that employment; (C) each Employee's actions as a director, officer, employee or representative of the Company and its Affiliates; (D) the resignation of each Employee as a director or officer of the Company and its Affiliates; (E) any securities of the Company or EPS or any of their Affiliates or rights thereto other than the Total Retained Shares of each of the Employee Parties; (F) the status of each Employee as a stockholder of EPS, or any claims arising or accruing as a result of that status, on or before the Effective Date; and (G) any other event, act or omission arising on or before the Effective Date (the "RELEASED MATTERS"). Without limiting the foregoing, the Released Matters include any claim of fraud in the inducement, defamation, or emotional distress. Each Employee Party and each EPS Party specifically agrees that it or he will not claim, and has waived any right to claim, that it or he was under duress in connection with the review, negotiation, execution and delivery of this Agreement. However, notwithstanding the foregoing, the Released Matters shall not include (i) any claims arising under this Agreement or any Separation Document, (ii) any obligations under the Stockholder Agreement (subject to Section 4.13), (iii) any obligations under the Transaction Agreements or Subscription Agreements that, by their nature, were to be performed after the closing of the transactions contemplated thereby and that are not inconsistent with the provisions of or transactions contemplated by this Agreement or the Separation Documents, and
(iv) any claims under promissory notes as contemplated by the Separation Documents.

      Each Employee Party and each EPS Party acknowledges and agrees that his or its releases made in this Agreement constitute final and complete releases of the Company Released Parties and the Employee Released Parties, respectively, with respect to all Released Matters, and that by signing this Agreement, the Employee Party or EPS Party is forever giving up the right to sue or attempt to recover money, damages or any other relief from the Company Released Parties or the Employee Released Parties, respectively, for all claims he or it has or may have with respect to the Released Matters (even if any such claim is unforeseen as of the date hereof).

      Each Employee Party and each EPS Party represents and warrants that such Employee Party and such EPS Party understands California Civil Code Section 1542, which provides as follows:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Each Employee Party and each EPS Party, being aware of Section 1542, hereby expressly waives any and all rights he or it may have thereunder as well as under any other statute or common law principles of similar effect under the laws of any state or the United States. This Agreement shall act as a release of all future claims that may arise from the Released Matters, whether such claims are currently known or unknown, foreseen or unforeseen including, without limitation, any claims for damages incurred at any time after the date of this Agreement resulting from the acts or omissions which occurred on or before the date of this Agreement.

      Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Company Released Parties and Employee Released Parties, each Employee Party and each EPS Party expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Released Matters which he or it does not know or suspect to exist in his or its favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of all such Released Matters.

      The foregoing release includes any and all claims, rights and/or remedies arising under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act. Each of the Employees acknowledges that he and his attorneys specifically waived any right he may have under law to consider this Agreement before entering into it or to revoke it after he enters into it.

      6.    NO CLAIMS.

            6.1 Employee Party Claims. Each Employee Party represents and warrants that such Employee Party has not instituted any complaints, charges, lawsuits or other proceedings against any Company Released Parties with any governmental agency, court, arbitration agency or tribunal. Each Employee Party further agrees that he or it will not, directly or indirectly, except as may be required by applicable law, (i) file, bring, cause to be brought, join or participate in, or provide any assistance in connection with, any complaint, charge, lawsuit or other proceeding or action against any Company Released Parties at any time hereafter for any Released Matters, (ii) assist, encourage, or support employees or former employees or stockholders or former stockholders of the Company, EPS or any of their Affiliates in connection with any lawsuit, charge, claim or action they may initiate against any Company Released Party, unless compelled to testify by appropriate civil processes, or (iii) defend any action, proceeding or suit in whole or in part on the grounds that any or all of the terms or provisions of this Agreement are illegal, invalid, not binding, unenforceable or against public policy. If any agency or court assumes jurisdiction of any complaint, charge, or lawsuit against the Company or any Company Released Party, on any Employee Party's behalf, such Employee Party agrees to immediately notify such agency or court, in writing, of the existence of this Agreement, including providing a copy of it and to request, in writing, that such agency or court dismiss the matter with prejudice.

            6.2 EPS Party Claims. Each EPS Party represents and warrants that neither such EPS Party nor any subsidiary of such EPS Party has instituted any complaints, charges, lawsuits or other proceedings against any Employee Released Parties with any governmental agency, court, arbitration agency or tribunal. Each EPS Party on behalf of itself and all of its subsidiaries further agrees that he or it will not, directly or indirectly, except as may be required by applicable law, (i) file, bring, cause to be brought, join or participate in, or provide any assistance in connection with, any complaint, charge, lawsuit or other proceeding or action against any Employee Released Parties at any time hereafter for any Released Matters, (ii) assist, encourage, or support employees or former employees or stockholders or former stockholders of the Company, EPS, the Employee Parties or any of their Affiliates in connection with any lawsuit, charge, claim or action they may initiate against any Employee Released Parties, unless compelled to testify by appropriate civil processes, or (iii) defend any action, proceeding or suit in whole or in part on the grounds that any or all of the terms or provisions of this Agreement are illegal, invalid, not binding, unenforceable or against public policy. If any agency or court assumes jurisdiction of any complaint, charge, or lawsuit against any Employee Released Party, on any EPS Party's behalf or on behalf of any subsidiary of an EPS Party, such EPS Party agrees to immediately notify such agency or court, in writing, of the existence of this Agreement, including providing a copy of it and to request, in writing, that such agency or court dismiss the matter with prejudice.

      7. OTHER PERQUISITES AND BENEFITS. Each Employee acknowledges that all other perquisites and employee benefits and each Employee's participation in all other employee benefit programs of the Company which are not described herein are terminated as of the date hereof (except that Erik R. Watts shall be allowed to participate in EPS's health plan in accordance with the terms of Section 4.2(b)(iii) of the Rescission Agreement).

      8. WITHHOLDING AND TAXES. All consideration provided by the Company or EPS hereunder shall be subject to any and all applicable withholdings for any related federal, state or local law or regulation. No EPS Party makes any representations to any Employee Party and no Employee Party makes any representations to any EPS Party regarding the tax consequences to the Employee Party or the EPS Party, respectively, of any of the matters contemplated by this Agreement, the Separation Documents or the Transaction Agreements or the ownership of or rights associated with the Total Retained Shares. Each Employee Party shall be responsible for, and hold the Company, EPS and their Affiliates harmless from, any and all income taxes and other taxes incurred by him or it as a result of any of the matters contemplated by or transactions provided for in this Agreement, the Separation Documents or any of the Transaction Agreements (whatever its nature or kind), and his or its ownership of or rights associated with his Total Retained Shares.

      9. COMPANY PROPERTY. The privileges of each Employee under all Company credit cards are terminated as of the date hereof, and each Employee represents that he has returned all such credit cards. Upon execution of this Agreement, each Employee will return to the Company all property of the Company pursuant to the Employee's Confidential Information and Employee Invention Agreement, including without limitation keys (other than keys required for entrance to the office space occupied by the Employee Parties as provided in Section 4.8) parking card (unless the parking fee is paid by the Employee), documents, books, records, reports, contracts, lists, computer disks (or other computer-generated files or data), or copies thereof, created on any medium, prepared or obtained by him or the Company in the course of or incident to his employment with or engagement by the Company, other than any of the foregoing relating to NHRS or to the assets or businesses acquired by the Designee pursuant to the Asset Purchase Agreement. Any other information stored in the computer used by each Employee may be saved or discarded by the Company as it deems appropriate at any time after November 30, 1999.

      10.   CONFIDENTIALITY; NON-DISPARAGEMENT.

            10.1 Confidentiality. Except as otherwise required by applicable law or regulation, the Employee Parties and the EPS Parties and their Affiliates and the directors and officers of the Company and EPS will keep the terms of this Agreement and the Separation Agreement strictly confidential and not disclose the terms thereof to anyone other than advisors who need to know their contents to discharge their duties to an Employee Party or the Company or EPS, as the case may be, provided that the EPS Parties may disclose the terms of this Agreement and the Separation Documents to officers of the EPS Parties and managers of the Company's business units.

            10.2 Non-Disparagement. Each Employee Party will not make to any third party any disparaging or otherwise negative comments of any kind about any Company Released Parties and the EPS Parties will not make to any third party any disparaging or otherwise negative comments of any kind about any of the Employee Released Parties. However, this Section 10.2 will not limit or prohibit truthful testimony in any dispute resolution proceeding.

            10.3 Public Statements. Except as otherwise required by applicable law or regulation, no EPS Party will make any statement about any Employee Released Party to the press or in any other public forum without the prior written consent of the subject Employee Released Party, and no Employee Party will make any statement about any Company Released Party to the press or in any other public forum without the prior written consent of the subject Company Released Party. Notwithstanding the foregoing, however, public statements by any Employee Party or EPS Party that are entirely consistent with Schedule G may be made publicly without further consent.

            10.4 Inquiries. All requests for references regarding any of the Employees by future employers shall be directed to Mark Coleman.

      11. ADVICE OF COUNSEL. Each Employee Party represents and agrees that such Employee Party has discussed this Agreement with such Employee Party's private attorney, that such Employee Party has participated fully in the drafting of this Agreement, and that such Employee Party has carefully read and fully understands all the provisions of this Agreement, that such Employee Party understands its final and binding effect, that such Employee Party is competent to sign this Agreement, and that such Employee Party is voluntarily entering into this Agreement.

      12. ACKNOWLEDGMENT. Each Employee Party represents and agrees that in executing this Agreement such Employee Party relies solely upon such Employee Party's own judgment, belief and knowledge, and the advice and recommendations of his or its independently selected counsel, concerning the nature, extent and duration of such Employee's rights and claims. Each Employee Party acknowledges that no other individual has made any promise, representation or warranty, express or implied, not contained in this Agreement or the Separation Documents, to induce such Employee Party to execute this Agreement and the Separation Documents. Each Employee Party further acknowledges that he or it is not executing this Agreement and the Separation Documents in reliance on any promise, representation, or warranty not contained in this Agreement or the Separation Documents and that all previous discussions are now merged into this Agreement and the Separation Documents. The parties acknowledge that there have been discussions between Denny Nystrom and Debra Law, and/or persons on their behalf, and the Employees, and/or persons on their behalf, regarding their future relationship, including as it relates to NHRS and any direct or indirect ownership interests therein, and that these discussions are not being conducted in any such party's capacity as an officer or agent of the Company, that any promises made by any party in such discussions are not binding upon the Company or any of its Affiliates, and that such discussions are not an inducement to entering into this Agreement or the Separation Documents.

      13. BINDING ON SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the EPS Parties and the Employee Parties and their respective successors and assigns, and in the case of the Employees, their heirs, executors and administrators.

      14. REMEDIES. Each of the parties acknowledges and agrees that the legal remedies available to it in the event any party violates or breaches any of the provisions of Article 2, Article 3, Sections 4.1, 4.3, 4.4, 4.6, 4.7, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, and 4.18, Article 6, Article 10 and Article 15 of
this Agreement would be inadequate and that the EPS Parties (if the breach is by any Employee Party) or the Employee Parties (if the breach is by any EPS Party) shall be entitled to institute and prosecute proceedings in accordance with
Section 16 to enjoin such breaching party from violating any of such provisions and to enforce the specific performance by such breaching party of any of such provisions, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as the non-breaching party may elect to invoke. All applicable actions may be taken by such non-breaching party without bond and without prejudice to any other rights and remedies available for a breach of this Agreement. The failure of any party to promptly institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach hereof.

      15.   DISPUTES.

            15.1 Reference. Except as otherwise specifically provided herein, any controversy or dispute between any of the Employee Parties and any of the EPS Parties involving the construction, interpretation, application or performance of the terms, covenants or conditions of this Agreement or in any way arising under or relating to this Agreement shall, on demand of any of the parties by written notice hereto served on the others in the manner prescribed in Section 20 hereof, be determined pursuant to the general reference provisions of California Code of Civil Procedure ("CCP") Section 638(1), et seq., by a retired or former judge of the Superior Court for the County of Orange, State of California. The parties intend this general reference provision to be specifically enforceable in accordance with said Section 638(1).

            15.2 Commencement. The reference may be commenced by any party hereto by the filing in the Superior Court of the State of California for the County of Orange of a petition or a motion for a general reference. The petition and any opposition or response thereto shall recite in a clear and meaningful manner the factual basis of the controversy between the parties and identify the issues to be submitted to the referee for decision.

            15.3 Referee. The petition or motion shall designate as a sole referee a retired judge from the Orange County, California, Judicial Arbitration & Mediation Services ("JAMS") panel acceptable to that party (the "REFEREE"). If the parties to the reference proceeding are unable to agree upon a Referee, the Presiding Judge or any judge of the Orange County Superior Court to whom the matter is assigned shall appoint a retired or former Orange County Superior Court Judge from the JAMS panel as the Referee.

            15.4 Specific Enforcement. The parties acknowledge that the terms of this Section 15 are specifically enforceable and that the decision by the Referee is tantamount to a judgment by a trial court (CCP Section 644) and is subject to review in accordance with CCP Section 645, and that any judgment rendered in the trial court is appealable in the same manner as any other trial court judgment.

      16. SUBMISSION TO JURISDICTION. All actions or proceedings arising in connection with this Agreement for injunctive relief or matters (if any) not subject to general reference, shall be tried and litigated exclusively in the state or federal courts located in the County of Orange, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of his Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph , and stipulates that the state and federal courts located in the County of Orange, State of California shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 20. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

      17. SEVERABILITY. If any provision of this Agreement is found, held, declared, determined, or deemed by any court of competent jurisdiction to be void, illegal, invalid or unenforceable in that jurisdiction under any applicable statute or controlling law, the illegal, invalid, or unenforceable provision will be deemed not to be a part of the Agreement in that jurisdiction unless without such provision, the purposes and intent of this Agreement cannot fairly be carried out, and the legality, validity, and enforceability in that jurisdiction of the remaining provisions and the legality, validity and enforceability of this entire Agreement in other jurisdictions will not be affected. In the event the Rescission Agreement or the Asset Purchase Agreement and the transactions contemplated thereby are not consummated or such agreements terminate pursuant to their terms, the provisions of this Agreement (other than Article 3) shall nonetheless survive and shall remain in full force and effect.

      18. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflicts of laws principles.

      19. ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. This Agreement and the Separation Documents contain the entire agreement and understanding between the parties hereto regarding the matters set forth herein and replace all prior agreements, arrangements and understandings, written or oral, regarding the matters set forth herein. Neither the Employee Parties nor the EPS Parties shall be bound or liable for any representation, promise or inducement not contained in either this Agreement or the Separation Documents. This Agreement cannot be amended, modified, supplemented, or altered, except by written amendment or supplement signed by the Employee Parties and the EPS Parties. No delay or omission on the part of any party in exercising its rights under this Agreement or any Separation Documents shall operate as a waiver of such right or any other right. A waiver on one occasion shall not be construed as a bar to, or a waiver of, that right or any other right or remedy on a future occasion.

      20. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed given upon personal delivery or three (3) business days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile to the parties, their successors in interest or their assignees. Notices to any of the EPS Parties will be sent to the Company's headquarters, attention General Counsel, and notices to any of the Employee Parties will be sent to the address set forth with his or its signature below, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 20.

      21. HEADINGS; COUNTERPARTS. The headings contained in this Agreement are for reference purposes only and do not affect the meaning hereof. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

      22. INTENDED THIRD PARTY BENEFICIARIES. The Company Released Parties and the Employee Released Parties are intended third party beneficiaries of Section 5 of this Agreement and shall be entitled to enforce the provisions of Section 5 as if they were parties to this Agreement.

      23. EXPENSES. All fees, costs and expenses incurred by the parties in connection with the transactions contemplated by this Agreement and the Separation Documents will be borne by the party incurring such expenses.

      24. ATTORNEYS' FEES. If any EPS Party, or any Affiliate, successor or assign of an EPS Party brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against any Employee Party or any Affiliate, successor or assign of an Employee Party or if any Employee Party or any Affiliate, successor or assign of an Employee Party brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against any EPS Party, or any Affiliate, successor or assign of an EPS Party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "ACTION"), in addition to any damages and costs which the prevailing party otherwise would be entitled, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "DECISION") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision.

      For the purposes of this Section, attorneys' fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.

      For purposes of this paragraph, "PREVAILING PARTY" includes, without limitation, a party who agrees to dismiss an action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, the prevailing party shall be determined with respect to each claim separately. The prevailing party shall be the party who has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined that there is no prevailing party. Any dispute with respect to the existence or identity of the prevailing party shall be resolved by the Referee.

      25. SIGNATORIES. The persons executing this Agreement on behalf of the EPS Parties and the Employee Parties represent and warrant that they have read and approved this Agreement and are knowledgeable about the underlying facts.

                            [Signature page follows.]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                          EPS SOLUTIONS CORPORATION

                                          By: /s/ DAVID H. HOFFMANN
                                             ----------------------------------
                                          Name:   David H. Hoffmann
                                               --------------------------------
                                          Title:  CEO
                                                -------------------------------

                                          By: /s/ MARK C. COLEMAN
                                             ----------------------------------
                                          Name:   Mark C. Coleman
                                               --------------------------------
                                          Title:  EVP/CFO
                                                -------------------------------


                                          ENTERPRISE PROFIT SOLUTIONS
                                          CORPORATION

                                          By: /s/ DAVID H. HOFFMANN
                                             ----------------------------------
                                          Name:   David H. Hoffmann
                                               --------------------------------
                                          Title:  CEO
                                                -------------------------------

                                          By: /s/ MARK C. COLEMAN
                                             ----------------------------------
                                          Name:   Mark C. Coleman
                                               --------------------------------
                                          Title:  EVP/CFO
                                                -------------------------------

                                           /s/ CHRISTOPHER P. MASSEY
                                          -------------------------------------
                                                   Christopher P. Massey
                                          Address:
                                                  -----------------------------
                                          -------------------------------------

                                           /s/ ERIK R. WATTS
                                          -------------------------------------
                                                       Erik R. Watts
                                          Address:
                                                  -----------------------------
                                          -------------------------------------


                                          IM COMET LLC

                                          COMET CAPITAL CORP. NV
                                          Its:  Manager

                                          By:  /s/ ERIK R. WATTS
                                             ----------------------------------
                                                 Erik R. Watts
                                          Title:
                                                -------------------------------
                                          Address:
                                                  -----------------------------
                                          -------------------------------------


                                          1758 PRIMARY PROPERTIES, LIMITED
                                          PARTNERSHIP

                                          By:  /s/ ERIK R. WATTS
                                             ----------------------------------
                                                Erik R. Watts
                                          Title:
                                                -------------------------------
                                          Address:
                                                  -----------------------------


                                          1910 PROPERTIES, LTD.

                                          By:  /s/ ERIK R. WATTS
                                             ----------------------------------
                                                Erik R. Watts
                                          Title:
                                                -------------------------------
                                          Address:
                                                  -----------------------------

The following parties are signing this Agreement solely for the purposes specified in Section 4.2(a) of this Agreement:

/s/ DAVID H. HOFFMAN
------------------------------
David H. Hoffmann

/s/ MICHAEL G. GOLDSTEIN
------------------------------
Michael G. Goldstein

/s/ EARLY PRICE PRITCHETT III
------------------------------
Early Price Pritchett III